UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2023

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 5, 2023, Ultragenyx Pharmaceutical Inc. (“Ultragenyx” or the “Company”) issued a press release announcing data from the dose-selection Phase 2 portion of the Phase 2/3 Orbit study. The press release is attached hereto as Exhibit 99.1.

The information set forth under Item 7.01 and in the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

On June 5, 2023, the Company and Mereo BioPharma Group plc (“Mereo”) announced data from the dose-selection Phase 2 portion of the Phase 2/3 Orbit study showing that setrusumab rapidly induced bone production in OI-affected patients. Across all patients evaluated, setrusumab demonstrated statistically significant increases in levels of serum P1NP, a sensitive marker of bone formation, and a substantial and significant improvement in bone mineral density (BMD) by three months.

As of the data cut off, serum P1NP levels through at least 1 month of treatment were available from all 24 patients enrolled in Orbit and demonstrated that treatment with setrusumab significantly increased serum P1NP in both dosing cohorts, peaking at one to two weeks and again, as expected, after the 2-month dosing timepoint. In the 20 mg/kg cohort, there was a mean serum P1NP increase of 57% from baseline over the first month. Because of the higher baseline P1NP level in younger patients, this represents an approximate 8-fold greater increase in serum P1NP over 1 month in pediatric and adolescent patients when compared to adult OI patients. The absolute effect of setrusumab on increasing serum P1NP over the 1-month period with the 20 mg/kg dose, was approximately 80% of the effect achieved with the 40 mg/kg dose, demonstrating a dose response. Patients on placebo at the 1-month timepoint (n=4) showed no significant change in mean serum P1NP from baseline.

The large increase in BMD observed in the Orbit patient population over the first 3 months was consistent with the rapid increase in serum P1NP levels and was similar to results that took 1 year to achieve in the ASTEROID study in adult OI patients. Lumbar spine BMD data were available in 17 of 24 Orbit patients at the 3-month timepoint. Treatment with setrusumab for 3 months resulted in an increase in lumbar spine BMD from baseline of 9.4% at 20 mg/kg (n=10), which represents a substantial mean change in Z-score of +0.65. Treatment with 40 mg/kg (n=7) resulted in a 9.8% BMD increase. Patients on placebo at the 3-month timepoint (n=2) showed no significant change in BMD or change in lumbar spine Z-score.

As of the data cut-off, there have been no treatment-related serious adverse events observed in the study. Reported adverse events have been generally consistent with those observed in the ASTEROID study and include infusion associated events, headache and sinusitis. There have been no reported hypersensitivity reactions related to setrusumab. There were no safety-related differences observed between dosing groups or age groups.

The totality of data demonstrated meaningful response in serum P1NP and BMD across both cohorts, with the majority of the effect observed at 20 mg/kg, which is the dose planned across the setrusumab Phase 3 program. Screening has begun for the Phase 3 portion of the study, which is designed to enroll approximately 195 patients at more than 40 sites across 12 countries.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipates,” “continue,” “will,” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements include, without limitation, statements regarding the Phase 3 portion of the Orbit study, including expectations regarding enrollment, dosing, endpoints, and other study plans. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, risks related to serious or undesirable side effects of the Company’s product candidates, the Company’s ability to achieve its projected development goals in its expected timeframes, risks related to reliance on third party partners to conduct certain activities on the Company’s behalf, the Company’s limited experience in generating revenue from product sales, risks related to product liability lawsuits, smaller than anticipated market opportunities for the Company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the Company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of the Company’s products and drug candidates. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 17, 2023, and its subsequent periodic reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 5, 2023.
104	The cover page from the Company’s Current Report on Form 8-K dated June 5, 2023 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	June 5, 2023	By:	/s/ Emil D. Kakkis, M.D., Ph.D.
Emil D. Kakkis, M.D., Ph.D. President and Chief Executive Officer